Exhibit 3.35

                      AMENDED AND RESTATED REGULATIONS

                                     OF

                                 [Company]

                           (an Ohio corporation)

                                 ---------

                                 ARTICLE I

                                SHAREHOLDERS

         1. CERTIFICATES REPRESENTING SHARES. Certificates representing shares shall be signed by the Chairperson of the Board, if any, or the President or a Vice-President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the corporation, shall certify the number and class of shares represented thereby, and shall set forth the statements prescribed by Section 1701.25 of the Revised Code of Ohio ("General Corporation Law"). When any such certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of such officers of the corporation may be facsimile, engraved, stamped, or printed. Although any officer of the corporation whose manual or facsimile signature is affixed to such a certificate ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

         A certificate representing shares shall not be executed or delivered until the share or shares represented thereby are fully paid.

         The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

         2. SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with an incorporated transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon, if any.

         3. RECORD DATE FOR SHAREHOLDERS. For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to: (1) receive notice of or to vote at a meeting of shareholders; (2) receive payment of any dividend or distribution; (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (4) participate in the execution of written consents, waivers, or releases, the Board of Directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (1), (2), and (3) above, shall not be more than sixty days, preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be. The record date for the purpose of clause (1) above, shall continue to be the record date for all adjournments of such meeting unless the Directors shall fix another date, and, in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to the shareholders of record as of said date in accordance with the same requirements as those applying to a meeting newly called.

         4. SHAREHOLDER MEETINGS.

         - TIME. The annual meeting for the election of directors, the consideration of reports to be laid before the meeting, and for such other purposes as shall be stated in the notice of the meeting, shall be held on a date designated by the Board of Directors. In the absence of such designation, the annual meeting shall be held on the first Monday of the fourth month following the close of the fiscal year of the corporation. A special meeting shall be held on the date designated by the directors.

         - PLACE. Annual meetings and special meetings shall be held at such place within or without the State of Ohio as the Board of Directors shall fix, or, if the Board of Directors shall fail to fix such place, then at the principal office of the corporation in Ohio.

         - CALL. Annual and special meetings may be called by the directors, by the Chairman of the Board, if any, the President, a Vice-President if the President is unable to act, the Secretary, by any officer instructed by the directors to call the meeting, or by the holders of not less than fifty per cent of the shares.

         - NOTICE. Written notice stating the time, place, and purposes of each meeting, shall be delivered not less than seven days (or not less than any such other minimum period of days as may be prescribed by the General Corporation Law) nor more than sixty days before the date of the meeting.

         - VOTING LIST. Upon request of any shareholder at any meeting of shareholders, there shall be produced at such meeting an alphabetically arranged list, or classified lists, of shareholders of record as of the applicable record date, who are entitled to vote, showing their respective addresses and the number and class of shares held by each. Such list or lists when certified by the officer or agent in charge of the transfer of shares shall be prima-facie evidence of the facts shown therein.

         - CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present and acting, the Chairman of the meeting shall appoint a secretary of the meeting.

         - QUORUM. The holders of a majority of the outstanding shares shall constitute a quorum at a meeting of shareholders for the transaction of any business. The holders of a majority of the shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

         - VOTING. Each share shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporate Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the Articles of Incorporation and these Bylaws.

         5. WRITTEN ACTION. Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the corporation.

                                 ARTICLE II

                                 DIRECTORS

         1. FUNCTIONS; DEFINITION; AND COMPENSATION. The business and affairs of the corporation shall be managed by a Board of Directors. The directors, by the affirmative vote of a majority of those in office, and irrespective of any financial or personal interest of any of them, shall have authority to establish reasonable compensation, which may include pension, disability, and death benefits, for services to the corporation by directors and officers, or to delegate such authority to one or more officers or directors.

         2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder, a United States citizen, or a resident of the State of Ohio. The number of directors constituting the full board shall be at least three, except that, where all the shares are owned of record by less than three shareholders, the number of directors may be less than three but not less than the number of such shareholders. Subject to the foregoing limitation, such number may be changed by an increase or decrease thereof from time to time. Any change in such fixed number may be effected by action of shareholders by an amendment to these Regulations or by the vote of the holders of at least a majority of the shares which are represented at a meeting called for the purpose of electing directors, at which a quorum is present. Except as may otherwise be provided by the Articles of Incorporation, the number of directors may also be changed by action of the directors. No reduction in the number of directors shall have the effect of shortening the term of any incumbent director. Until sooner changed, the number of persons constituting each succeeding Board of Directors shall be two.

         3. ELECTION AND TERM. Directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified, or until his or their earlier resignation, removal from office, or death. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors which are not filled at the meeting of shareholders at which any such removal has been effected, may be filled by the affirmative vote of a majority of the remaining directors, though less than a majority of the full Board of Directors.

         4. MEETINGS.

         - TIME. Meetings shall be held at such time as the Board shall fix.

         - PLACE. Meetings shall be held at such place within or without the State of Ohio as shall be fixed by the Board.

         - CALL. Meetings may be called by the Chairman of the Board, if any, by the President, by any Vice-President, or by any two directors if the Board consists of three or more directors.

         - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. Except for regular meetings for which the time has been fixed, written notice of the time and place of each meeting of directors shall be given to each director either by personal delivery or by mail, telegram, or cablegram at least two days before the meeting. Such notice may but need not specify the purposes of the meeting. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. Notice of the time, place, and purposes of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director. Whenever any notice of the time, place, and purposes of a meeting is required to be given to any director, a waiver thereof in writing signed by any such director, whether before or after the holding of such meeting, shall be equivalent to the giving of such notice. The attendance of any director at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

         - QUORUM AND ACTION. A majority of the full Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum exists, may adjourn a meeting to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment, and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. Except as in these Regulations or in any Directors' Bylaws otherwise provided, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

         Meetings of the directors or of any committee thereof may be held through any communications equipment if all the persons participating can hear each other; and participation in a meeting through such communications equipment shall constitute presence at any such meeting.

         5. REMOVAL OF DIRECTORS. All directors, or all the directors of a particular class, if any, or any individual director may be removed from office, without assigning any cause, in accordance with the provisions of
Section 1701.58 of the General Corporation Law.

         6. WRITTEN ACTION. Any action which may be authorized or taken at a meeting of directors or of any committee thereof may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all of the directors, or by all of the members of the committee in the case of a committee.

                                ARTICLE III

                                  OFFICERS

         The Board of Directors, initially and as soon as may be after the election thereof held in each year, shall elect a President, a Secretary, and a Treasurer, and from time to time may elect a Chairman of the Board, a Vice-Chairman of the Board, one or more Vice-Presidents, and such Assistant Secretaries, Assistant Treasurers, and such other officers, agents, and employees as it may deem proper. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by the Articles of Incorporation, the Regulations, or the Directors' Bylaws, if any, to be executed, acknowledged, or verified by two or more officers. The Chairman of the Board, if any, and the Vice-Chairman of the Board, if any, shall be elected from among the directors. Unless the resolution electing an officer otherwise provides, no other officer need be a director in order to qualify.

         The term of office of all officers shall be one year and until their respective successors are elected and qualify, unless the resolution electing them shall specify a shorter or longer term, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors.

         Officers shall have the powers and duties defined in the resolutions appointing them.

         Any officer, or any agent elected or appointed by the Board of Directors, may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby.

                                 ARTICLE IV

                     STATUTORY NOTICES TO SHAREHOLDERS

         The directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or any financial statement, as the case may be, which may be required by any provision of law, and which, more specifically, may be required by
Section 1701.33 of the General Corporation Law.

                                 ARTICLE V

                             BOOKS AND RECORDS

         The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and of committees of the incorporators, of directors, if any, and shall keep records of its shareholders, showing the names and addresses of all shareholders and the number and class of shares issued or transferred of record to or by them from time to time.

                                 ARTICLE VI

                               CORPORATE SEAL

         The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                ARTICLE VII

                                FISCAL YEAR

         The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                ARTICLE VIII

                          CONTROL OVER REGULATIONS

         The Regulations of the corporation shall be subject to alteration, amendment or repeal, and new Regulations not inconsistent with any provision of the Articles of Incorporation or the General Corporation Law may be made, either by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation, at any annual or special meeting of the shareholders, or, without such meeting, by the written consent of the holders of shares entitling them to exercise a majority of the voting power. If the Regulations are altered, amended, or repealed, or new Regulations are adopted, without a meeting of the shareholders, the Secretary of the corporation shall mail a copy of the alteration, amendment, or repeal of the new Regulations to each shareholder who would have been entitled to vote thereon or consent thereto, but who did not participate in such action.

                                 ARTICLE IX

                             DIRECTORS' BYLAWS

         For their own government, directors may adopt Bylaws not inconsistent with the Articles of Incorporation or these Regulations.